www.aviatnetworks.com

Aviat Networks to Release Second Quarter Fiscal Year 2014 Financial Results on February 6, 2014
SANTA CLARA, Calif. - January 29, 2013 - Aviat Networks, Inc. (NASDAQ: AVNW), a leading expert in microwave networking solutions, today announced that the company will report second quarter of fiscal 2014 financial results at approximately 4:00 p.m. Eastern Time (ET) on Thursday, February 6, 2014.
Aviat Networks currently expects second quarter of fiscal 2014 revenue to be approximately $85 million, within the updated guidance range of $83 million to $87 million provided on January 14, 2014. Aviat Networks ended the second quarter of fiscal 2014 with a cash balance of $65 million, versus earlier guidance of $63 million.
The second quarter of fiscal 2014 is the first quarter that Aviat Networks is relying on its newly installed enterprise resource planning (ERP) system for reporting purposes. The revised earnings date was selected based on the need for additional time to finalize the financial results using the new system.
Aviat Networks will host a conference call at 4:30 p.m. ET on February 6, 2014 to discuss its financial results for the second quarter of fiscal 2014. To listen to the live conference call, please dial 480-629-9712 or toll free at 877-941-2068, access code 4662815, by 4:20 p.m. ET. A replay also will be available starting approximately one hour after the completion of the call until February 13, 2014. To access the replay, dial 303-590-3030 or toll free at 800-406-7325, access code 4662815. Investors are invited to listen via webcast, which will be broadcast live and via replay at http://investors.aviatnetworks.com/events.cfm.
About Aviat Networks, Inc.
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, including all statements about Aviat Networks’ expected second quarter of fiscal year 2014 financial results, as well as other statements identified by the use of forward-looking terminology, including "anticipates," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continues," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	continued price erosion as a result of increased competition in the microwave transmission industry

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 23, 2013 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Investor Relations:
Peter Salkowski, Aviat Networks, Inc., 408-567-7117, investorinfo@aviatnet.com